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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------



      Date of Report (Date of Earliest Event Reported): September 16, 2002

                        ALLIED HEALTHCARE PRODUCTS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              0-19266                                 25-1370721
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      (Commission File Number)             (I.R.S. Employer Identification No.)


          1720 SUBLETTE AVENUE
          ST. LOUIS, MISSOURI                              63110
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 (Address of Principal Executive offices)                (Zip Code)

                                 (314) 771-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)

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ITEM 5.     OTHER EVENTS.

On September 16, 2002, in connection with the announcement of summary financial results for the quarter and year ending June 30, 2002, Allied Healthcare Products, Inc. announced that such results were adversely affected by:

         a write down of goodwill in the amount of $9.6 million reflecting a current evaluation of the carrying value of goodwill, with the reduction primarily attributable to market and other conditions applicable to its disposable home care products, and a write off of approximately $3.2 million in obsolete and slow-moving inventories, attributable to strategic review of business and to introductions of new or revised products.

The Company announced that, in addition to such non-recurring, non-cash charges, revenues for the 2002 fiscal year declined to $60.4 million from $64.9 million in the prior fiscal year due to a decline in international sales activity and to low order entry levels in the first half affecting domestic markets as well. The Company's net loss for the year ended June 30, 2002 was $11.7 million, or $1.50 per share, compared to net income of $234,000, or $0.03 per share, in the 2001 year.

The Company's financial performance for the 2002 fiscal year results in the failure to comply with certain covenants under its new credit facility. The Company is seeking a waiver of existing non-compliance and modification of certain covenants applicable to future periods. Pending resolution of such issues, which is expected in late September, all of the Company's indebtedness under the credit facility is classified as current rather than long-term.

The Company also announced that its Life Support Products division has introduced a new SurgeX oxygen cylinder post valve to address important safety concerns associated with portable oxygen systems and that it believes the product has significant sales potential in the emergency, hospital and homecare markets.

A copy of the full press release containing such information is filed as an exhibit to this report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits

         99.1     --       Press Release dated September 16, 2002



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Allied Healthcare Products, Inc.


Date:    September 16, 2002                   By:      /s/ Daniel Dunn
                                                       -------------------------
                                                       Chief Financial Officer
                                                       Vice President



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                                  EXHIBIT INDEX

Exhibit No.

99.1     --       Press Release dated September 16, 2002